REPAYMENT AGREEMENT This Repayment Agreement (this “Agreement”) is made and entered into as of December 27, 2024 (the “Effective Date”), by and between Heartland Financial USA, Inc. (the “Company”) and Bruce Lee (“Executive”). WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated April 28, 2024, by and among UMB Financial Corporation, Blue Sky Merger Sub Inc. and the Company (the “Merger Agreement” and capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement); and WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to pay certain compensation and benefits to Executive prior to December 31, 2024. NOW, THEREFORE, in consideration of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows: 1. Accelerated Payment of 2024 Annual Bonus. (a) Payment Timing. On or prior to December 31, 2024, the Company shall pay to Executive a gross amount of $696,500, which equals a portion of Executive’s 2024 annual bonus (the “Accelerated Annual Bonus Payment”). (b) Release. Executive’s receipt of the Accelerated Annual Bonus Payment is conditioned upon Executive’s execution of the release of claims attached hereto as Exhibit A (the “Release”) concurrently with the execution of this Agreement and their subsequent non- revocation. Furthermore, Executive shall be required to re-execute the Release in accordance with the bring-down release procedures set forth therein (such re-executed release, the “Bring- Down Release”). (c) Restrictive Covenants. Executive agrees and acknowledges that Executive will continue to be bound by any restrictive covenants contained in any agreement between Executive and the Company, including any nonsolicitation covenants pursuant to equity or equity-based awards with respect to the Company’s common stock. In consideration of Executive’s receipt of the Accelerated Annual Bonus Payment, concurrently with Executive’s execution of this Agreement, Executive shall execute the Confidentiality and Non-Solicit Agreement attached hereto as Exhibit B. (d) Additional Payment; Repayment Obligation. If the amount of Executive’s 2024 annual bonus based on actual performance determined in accordance with the 2024 annual bonus program, the Merger Agreement, approvals by the Company’s Compensation and Human Capital Committee, and other agreements between the parties to the Merger Agreement (the “Actual Annual Bonus Amount”) exceeds the Accelerated Annual Bonus Payment, the Company shall pay such excess amount (less applicable taxes and other withholdings) to Executive. If the Actual Annual Bonus Amount is less than the Accelerated Annual Bonus Payment, Executive shall repay to the Company the excess (if any) of the after-tax amount of the Accelerated Bonus

2 Payment over what would have been the after-tax amount of the Actual Annual Bonus Amount. Further, if (i) Executive’s employment with the Company is terminated by the Company for “Cause” (as defined in the Change of Control Agreement, dated as of January 1, 2015 and amended as of January 1, 2019, between the Company, and/or its subsidiary and Executive (the “COC Agreement”)) or due to Executive’s voluntary resignation without “Good Reason” (as defined in the COC Agreement) prior to earlier of (x) the consummation of the Merger and (y) January 31, 2025 or (ii) Executive fails to execute the Bring-Down Release or revokes the Release, then Executive shall promptly repay to the Company the net after-tax amount of the Accelerated Annual Bonus Payment. 2. Treatment of Certain Payments. (a) Notwithstanding anything to the contrary in this Agreement, the COC Agreement or any other agreement by and between Executive and the Company or any of its Affiliates, in the event the Accounting Firm (as defined below) shall determine that receipt of all Payments (as defined below) would subject Executive to the excise tax under Section 4999 of the Code, the Accounting Firm shall determine whether to reduce any of the Payments so that the Parachute Value (as defined below) of all Payments, in the aggregate, equals the Safe Harbor Amount (as defined below). The Payments shall be so reduced only if the Accounting Firm determines that Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Payments were so reduced. If the Accounting Firm determines that Executive would not have a greater Net After-Tax Receipt of aggregate Payments if the Payments were so reduced, Executive shall receive all Payments to which Executive is entitled hereunder. For purposes of all present-value determinations required to be made under this Section 2, the Company and Executive elect to use the applicable federal rate that is in effect on the Effective Date pursuant to Treas. Reg. § 1-280G, Q&A-32. (b) If the Accounting Firm determines that aggregate Payments should be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 2 shall be binding upon the Company and Executive and shall be made as soon as reasonably practicable and in no event later than 15 days following the Termination Date. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing the payments and benefits in the following order: (i) cash payments that may not be valued under Treas. Reg. § 1.280G-1, Q&A-24(c) (“24(c)”), (ii) equity-based payments that may not be valued under 24(c), (iii) cash payments that may be valued under 24(c), (iv) equity-based payments that may be valued under 24(c) and (v) other types of benefits. With respect to each category of the foregoing, such reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and next with respect to payments that are deferred compensation, in each case, beginning with payments or benefits that are to be paid the farthest in time from the Accounting Firm’s determination. All fees and expenses of the Accounting Firm shall be borne solely by the Company. (c) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of Executive

3 pursuant to this Agreement that should not have been so paid or distributed (each, an “Overpayment”) or that additional amounts that will have not been paid or distributed by the Company to or for the benefit of Executive pursuant to this Agreement could have been so paid or distributed (each, an “Underpayment”). In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or Executive that the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of Executive shall be repaid by Executive to the Company (as applicable) together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such repayment shall be required if and to the extent such deemed repayment would not either reduce the amount on which Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. (d) To the extent requested by Executive, the Company shall cooperate with Executive in valuing, and the Accounting Firm shall take into account the value of, services provided or to be provided by Executive (including, without limitation, Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant) before, on or after the date of a change in ownership or control of the Company (within the meaning of Q&A-2(b) of the final regulations under Section 280G of the Code), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A-9 and Q&A-40 to Q&A-44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of the final regulations under Section 280G of the Code in accordance with Q&A-5(a) of the final regulations under Section 280G of the Code. (e) This Section 2 shall replace in its entirety Section 3 (Excise Tax Limitation) of the COC Agreement and govern the treatment of any Payments that would subject Executive to the excise tax under Section 4999 of the Code. (f) The following terms shall have the following meanings for purposes of this Section 2: (i) “Accounting Firm” shall mean Aon plc or a nationally recognized certified public accounting firm or other professional organization that is a certified public accounting firm recognized as an expert in determinations and calculations for purposes of Section 280G of the Code that is selected by the Company prior to a Change of Control (as defined in the COC Agreement) for purposes of making the applicable determinations hereunder and is reasonably acceptable to Executive, which firm shall not, without Executive’s consent, be a firm serving as accountant or auditor for the entity or group effecting the Change of Control. (ii) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a

4 Payment net of all taxes imposed on Executive with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Accounting Firm determines to be likely to apply to Executive in the relevant tax year(s). (iii) “Parachute Value” of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Accounting Firm for purposes of determining whether and to what extent the excise tax under Section 4999 of the Code will apply to such Payment. (iv) “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of Executive, whether paid or payable pursuant to the COC Agreement or otherwise. (v) “Safe Harbor Amount” shall mean 2.99 times Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code. 3. Agreement to Comply with Mandatory Clawback Policy. Executive hereby acknowledges and agrees that in the event that, as a result of a Financial Restatement (as defined in Company’s Financial Statement Compensation Recoupment Policy, as in effect as of the date of this Agreement (the “Mandatory Clawback Policy”)), the Company, Parent or any of their respective affiliates (each, a “Recovering Party”) is required under applicable law to recover from Executive any Erroneously Awarded Compensation (as defined in the Mandatory Clawback Policy), Executive will return the full amount of such Erroneously Awarded Compensation to the Recovering Parties, (ii) and acknowledge that Executive is not entitled to indemnification with respect to any Erroneously Awarded Compensation recovered under the Mandatory Recoupment Policy. 4. Right of Offset. To the extent Executive does not promptly repay any amounts required to be repaid to the Company pursuant to Section 1(d) above, the Company may otherwise utilize other reasonable and appropriate means of recouping such amounts, including, without limitation, offsetting the recouped amount from any compensation otherwise owed by the Company to Executive, canceling outstanding vested or unvested equity awards, and/or taking any other remedial and recovery action permitted by law, as determined by the Company in its sole discretion. 5. Applicable Law. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the State of Delaware, without regard to its conflict of law rules. 6. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between Executive and the Company with regard to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between the parties regarding

5 the same. This Agreement may be amended or modified only with the written consent of Executive and the Company. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever. Except as expressly provided herein, the COC Agreement shall remain in full force and effect in accordance with its terms. 7. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, registered or certified mail, return receipt requested, postage prepaid, or electronic-mail addressed as follows: If to the Company: Heartland Financial USA, Inc. 1800 Larimer Street, Suite 1800 Denver, CO 80202 Attention: Jay L. Kim Email: jkim@htlf.com following the Closing, with a copy to: UMB Financial Corp. 1010 Grand Ave Kansas City, MO 64106 Attention: Amy Harris, Chief Legal Officer Email: Amy.Harris@umb.com If to Executive, to the address then on file with the Company for Executive. 8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. 9. Disclaimer. This Agreement does not constitute legal or tax advice and may not cover all of the factors that Executive should or would consider relevant to Executive’s situation. Executive must evaluate their unique situation and make their own decisions related to the payments described herein and the terms and conditions hereof. This Agreement does not guarantee that no excise tax will be imposed on Executive. Executive should seek advice based on Executive’s particular circumstances from an independent tax advisor. [Signature page follows.]

[Signature Page to Repayment Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed on their behalf as of the date first above written. HEARTLAND FINANCIAL USA, INC. By: /s/ Jay L. Kim Jay L. Kim Executive Vice President, General Counsel and Chief Administrative Officer EXECUTIVE /s/ Bruce Lee Bruce Lee

Exhibit A Release of Claims Pursuant to the Agreement1 to which this Release & Separation Terms (the “Release”) is attached, you hereby agree as follows: 1. Release: In consideration for the Accelerated Annual Bonus Payment, on behalf of yourself, your predecessors, heirs, executors, administrators, successors and assigns, you hereby irrevocably and unconditionally release and discharge the Company (as that term is defined in the Agreement), UMB and its and their respective past, present, and future parents, subsidiaries, branches, divisions, and affiliates, and its and their past, present, and future shareholders, employees, officers, directors, agents, representatives, fiduciaries and attorneys, individually and in their official capacities (collectively, the “Released Parties”), from any and all causes of action, suits, debts, claims, liabilities, demands, costs, expenses, attorneys’ fees, damages, indemnities and obligations of any kind or nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, foreseeable and unforeseeable, which have existed or may have existed, or which do exist, at any time prior to and including the date on which you sign this Release, other than any claims that cannot lawfully be waived. This release includes, but is not limited to, any claims related to your employment with the Company, including, but not limited to, any claims under federal, state or local fair employment laws or practices or other employee relations statutes and amendments, including without limitation: the Civil Rights Acts of 1866 and 1991, Title VII of the Civil Rights Act of 1964 as amended, the Lilly Ledbetter Fair Pay Act of 2009, 42 U.S.C. § 1981 et seq., Section 503 of the Rehabilitation Act of 1973, the Equal Pay Act and its interpretive regulations, the Genetic Information Nondiscrimination Act, the Age Discrimination in Employment Act (“ADEA”), including the Older Workers Benefit Protection Act, the Americans with Disabilities Act or the Americans with Disabilities Act Amendments Act, the Family and Medical Leave Act, as allowed by law, the Fair Labor Standards Act, the Immigration Reform and Control Act, the Occupational Safety and Health Act, the Employee Retirement Income Security Act of 1974, the Fair Credit Reporting Act, the False Claims Act, the Uniform Services Employment and Reemployment Rights Act, the Health Insurance Portability and Accountability Act, the Labor Management Relations Act, the National Labor Relations Act, the Sarbanes-Oxley Act, the Consolidated Omnibus Budget Reconciliation Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Electronic Communication Privacy Act of 1986, the Colorado Anti- Discrimination Act, the Workplace Accommodations for Nursing Mothers Act, the Pregnant Workers Fairness Act, the Lawful Off-Duty Activities Statute, the Personnel Files Employee Inspection Right Statute, the Colorado Labor Peace Act, the Colorado Labor Relations Act, the Colorado Equal Pay Act, the Colorado Overtime and Minimum Pay Standards Order, the Colorado Healthy Families and Workplaces Act and any claims arising under the Worker Adjustment and Retraining Notification Act (“WARN”), and any applicable state laws that provide for benefits similar to WARN, any claims pursuant to any other federal, state or local statutes, regulations, ordinances or executive order including providing for the recovery of attorneys’ fees or costs (and any and all amendments to the foregoing laws); any claims based on any rule, common law or public policy; any claims based in contract, whether oral or written, express or implied; any 1 Capitalized terms used and not defined herein shall have the meaning set forth in the Agreement.

claims based in tort or other common-law theories, including claims for wrongful or retaliatory discharge; any practice, handbook or manual of the Company, or any other obligation, in each case to the extent allowed by law. Further, you understand that this Release does not constitute an admission of liabilities on the part of the Released Parties, by whom any liability is expressly denied. This Release does not affect or limit my rights to any benefits to which you may otherwise be entitled pursuant to (i) any 401(k) savings, vested deferred compensation, health and welfare plans (if any); (ii) workers’ compensation or unemployment insurance; (iii) my entitlement to indemnification for liabilities incurred in the execution of my duties to the Company or its affiliates; (iv) as set forth in the Agreement; or (v) claims relating to the obligations of the Company or its affiliates to me under any plan, policy or arrangement of the Company or its affiliates that, by the applicable terms, are to be performed after the date hereof, including without limitation rights in respect of equity awards or under the COC Agreement. You acknowledge that you have no knowledge of any medical or other facts that would give rise to a claim for workers’ compensation benefits with respect to your employment with the Company, and further acknowledge and agree that, as it relates to your employment with the Company, the Company has complied in all respects with its obligations under the Family Medical Leave Act, the Fair Labor Standards Act, and all Colorado laws pertaining to wage and hour requirements. 2. Return Company Property: Subject to Section 4 of this Release (Protected Rights), upon your termination of employment you will return all materials, equipment and/or property of the Company, including all confidential information and trade secrets, and will not retain any copies upon or following your termination. 3. Reasonable Cooperation: Following your termination of employment, you agree to make yourself reasonably available to cooperate in good faith with the Company regarding subpoenas, investigations, litigation, arbitration, government inquiries, or any other proceedings/claims made against the Company. 4. Protected Rights: Nothing in the Agreement, this Release or otherwise, restricts or prohibits you from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, from filing a claim or assisting with an investigation directly with, or from otherwise communicating with a self-regulatory authority or a government agency or entity, including the U. S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. The Company may not retaliate against the you for any of these activities, and nothing in this Agreement or otherwise requires you to waive any monetary award or other payment you might become entitled to from the Regulators (subject to the following paragraph). You do not need the prior authorization of the Company to engage in such communications with Regulators, respond to such inquiries from the Regulators, provide confidential information or documents to the Regulators. or make any such reports or disclosures to the Regulators. You are not required to notify the Company that you have engaged in such communications with the Regulators.

Further, nothing in this Agreement or otherwise shall interfere with your right to file a charge of discrimination or unfair labor practice with or cooperate or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment or labor Regulator. However, the consideration provided by this Agreement shall be the sole relief provided to you and you agree to waive any monetary benefits or recovery against the Company in connection with any such charge, claim or proceeding without regard to who has brought such charge, claim or proceeding. Pursuant to the Defend Trade Secrets Act of 2016, you and the Company acknowledge and agree that you will not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, and without limiting the preceding sentence, if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and may use the trade secret information in the court proceeding, if you (x) file any document containing the trade secret under seal and (y) do not disclose the trade secret, except pursuant to court order. 5. Tax Treatment: To the maximum extent permitted under all applicable law, the parties intend that the Agreement will be interpreted and administered to be exempt from or conform to the requirements of Internal Revenue Code Section 409A (“Section 409A”). The Agreement is intended to be exempt from or comply with the provisions of Section 409A so as to prevent the imposition of tax pursuant to Section 409A and shall be interpreted and/or amended to avoid a violation of Section 409A. However, the Company does not guarantee the tax treatment of any payments or benefits under this Agreement including, without limitation, under the Internal Revenue Code and/or any other federal, state, municipal, local or foreign laws, including Section 409A. You shall be solely responsible for all taxes that result from any payments due to you under this Agreement. 6. Acknowledgement of Rights and Waiver of Claims under the Age Discrimination in Employment Act (the “ADEA”): In connection with your release of claims under the ADEA, you further acknowledge that: i. You have read and understand this Release in its entirety and have waived your ADEA claims knowingly and voluntarily in exchange for the benefits set forth in the Agreement that you would not otherwise have been entitled to receive; ii. By giving you this Release, the Company advised you in writing that you may consult with an attorney before signing this Release; iii. Your execution of this Release has not been forced by any employee or agent of the Company and you have had adequate time outside of the presence of any Company representative to consider its terms; iv. You have had an opportunity to engage counsel and to have counsel review, explain and advise you as to the terms of the Release subsequent to receiving the Release;

v. The Company has given you up to forty-five (45) days to consider this Release (the “Consideration Period”); vi. As set forth in Schedule A hereto, you have been advised in writing by the Company of the class, unit, or group of individuals covered by the reduction in force, the eligibility factors for the reduction in force, and the job titles and ages of all individuals who were and were not selected; vii. You understand that you may execute this Release at any time within the Consideration Period (the “Acceptance Date”). If you choose not to execute this Release within the Consideration Period, you understand that you will forfeit the right to receive the benefits provided in the Agreement. You agree that if there are any changes to the terms of the Release, whether material or immaterial, such changes will not restart the running of the Consideration Period; and viii. You further understand that you may revoke your acceptance of this Release after signing it by delivering a written notice of your decision to revoke within seven (7) calendar days after the Acceptance Date (the “Revocation Period”). You also understand that your written revocation must be sent to Jay Kim at jkim@htlf.com and that this Release and your right to receive the benefits outlined in the Agreement shall be forfeited if you revoke your signature within the seven (7) calendar day Revocation Period. You acknowledge and agree that this Release shall become effective on the first day after the seven (7) calendar day Revocation Period. 10. Bring-Down Release: You hereby agree to re-execute this Release and confirm all terms and conditions thereof within forty-five (45) days of the date of the consummation of the Merger (the “Retention Date” and such period, the “Bring-Down Consideration Period”) by signing the second signature line hereto and providing such executed Release in the manner set forth below (the “Bring-Down Release”). You understand that you may execute the Bring-Down Release at any time within the Bring-Down Consideration Period (the “Bring-Down Acceptance Date”). You may revoke the Bring-Down Release after signing it by delivering a written notice of your decision to revoke within seven (7) calendar days after the Bring-Down Release Acceptance Date (the “Bring-Down Revocation Period”). You also understand that your written revocation must be sent to Amy Harris at Amy.Harris@umb.com and that this Bring-Down Release and your right to receive the benefits outlined in the Agreement conditioned thereon shall be forfeited if you revoke your signature within the seven (7) calendar day Bring-Down Revocation Period. You acknowledge and agree that this Bring- Down Release shall become effective on the first day after the seven (7) calendar day Bring- Down Revocation Period. BY SIGNING BELOW, I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTOOD THE TERMS AND CONDITIONS OF THIS RELEASE, AND THAT I AM GIVING UP ANY RIGHT I MIGHT HAVE TO BRING A CLAIM AGAINST THE COMPANY AND ITS AFFILIATES, INCLUDING CLAIMS FOR AGE DISCRIMINATION. I ALSO UNDERSTAND THAT I WOULD NOT RECEIVE THE BENEFITS HEREIN IF I DID NOT KNOWINGLY AND VOLUNTARILY ENTER INTO THIS AGREEMENT. I FURTHER STATE THAT I AM SIGNING THIS AGREEMENT AND RELEASE COMPLETELY WILLINGLY AND VOLUNTARILY, AND THERE IS NO MEDICAL OR OTHER CONDITION THAT WOULD PREVENT ME FROM DOING SO.

[Signature Page to Release] I acknowledge and agree that I must return an executed copy of this Release to Jay Kim at jkim@htlf.com. Accepted and Agreed by: Name: /s/ Bruce Lee Date: 12/24/2024 BRING-DOWN RELEASE The Release and the terms and conditions thereof are ratified and confirmed as of the Retention Date. Accepted and Agreed by: Name: Date:

Schedule A This program provides severance benefits and is being offered to certain employees of the Company as selected by the Company in its sole discretion. The decisional unit of employees considered for participant in this program was comprised of the Company’s executive officers. Individuals in the Same Job Class, Unit or Group Who are Not Being Terminated: None Individuals in the Same Job Class, Unit or Group Who are Being Terminated Job Title Age Executive Leadership Team 43 Executive Leadership Team 60 Executive Leadership Team 65 Executive Leadership Team 55 Executive Leadership Team 61 Executive Leadership Team 64 Executive Leadership Team 51 Executive Leadership Team 52

Exhibit B CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT THIS AGREEMENT (the “RCA”) is made this 27th day of December, 2024, by and between Heartland Financial USA, Inc. (the “Company”), and its current or future parents, subsidiaries, affiliates, related entities, successors or assigns (hereinafter collectively referred to as “HTLF”) and Bruce Lee (hereinafter referred to as “Employee”). This RCA shall apply to Employee’s employment with HTLF and any future employment with HTLF, including with any of HTLF’s future parents, subsidiaries, affiliates, related entities, successors or assigns. In consideration of Employee’s accelerated receipt of the Accelerated Annual Bonus Payment described in the Agreement to which this RCA is attached (the “Agreement”), the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree: 1. Purpose of Covenants. Employee agrees that HTLF is engaged in a highly competitive business. HTLF’s involvement in these businesses has required and continues to require the expenditure of substantial amounts of money and the use of skills developed over long periods of time. As a result of these investments of money, skill and time, HTLF has developed and will continue to develop certain valuable trade secrets and confidential information that are unique to HTLF’s businesses and the disclosure of which would cause HTLF great and irreparable harm. These investments also give HTLF a competitive advantage over companies that have not made comparable investments and that otherwise have not been as successful as HTLF in developing their businesses. Solely by virtue of Employee’s employment with HTLF, Employee will become privy to HTLF’s trade secrets and confidential information, and has or will become intertwined with the goodwill HTLF has developed, cultivated and maintained within its highly competitive industry and with its customers and prospective customers. It would be unfair for Employee to exploit the information and goodwill Employee obtained during and as a result of Employee’s employment by HTLF. 2. Confidentiality. During the negotiation and preparation for the consummation of the transactions contemplated by Merger Agreement, UMB and its Representatives (as defined below) has furnished or otherwise made available to Employee certain information regarding UMB’s and its affiliate’s business, operations and affairs. Such information (whether oral, written, electronic or otherwise), disclosed in connection to the transactions contemplated by the Merger Agreement, regardless of the form in which it is provided or maintained and whether prepared by HTLF, UMB, its Representatives or otherwise, together with that portion of any notes, analyses, compilations, studies, interpretations or other documents prepared by Employee or any of Employee’s Representatives to the extent that they contain or otherwise reflect or are based in whole or in part on such information is hereinafter referred to as “Confidential Information,” except that “Confidential Information” does not include any information that (i) was publicly available prior to the date of this RCA or hereafter becomes publicly available without any violation of this RCA on the part of Employee or any of Employee’s Representatives, (ii) was available to or in the possession of Employee or any of Employee’s Representatives on a non-confidential basis prior to its disclosure, provided that, to Employee’s knowledge after reasonable inquiry, the source of such information was not subject to any obligation to keep such information confidential, (iii) is or becomes available to Employee or any of Employee’s Representatives on a non-confidential basis from a person other than UMB or its Representatives who, to Employee’s knowledge after reasonable inquiry, is not subject to any obligation to keep such information confidential or (iv) was or is independently developed by Employee or any of Employee’s Representatives without use of or reference to the Confidential Information. As used in this agreement, “person” means an individual or entity and the “Representatives” of any person means the affiliates and affiliated funds of such person and the respective officers, directors, employees, professional advisors (including attorneys, accountants, financial advisors and consultants), agents, general partners, limited partners, managers, investment committee members, and insurers of such person and its affiliates and affiliated funds. In consideration of the benefits provided under the Agreement and subject to Section 4 of the Release (Protected Rights), Employee hereby agrees that (i) Employee and Employee’s Representatives will not use, or allow the use of, Confidential Information for any purpose except to evaluate, negotiate and consummate the transactions contemplated by the Merger Agreement; and (ii) the Confidential Information will be kept confidential and will not be disclosed, in whole or in part, by Employee or any of Employee’s Representatives to any person or entity. 3. [Reserved] 4. Non-Solicitation of Customers. Employee agrees that while employed by HTLF, Employee will have contact with and become aware of some, most or all of HTLF’s customers, representatives of those customers, their names and addresses, specific customer needs and requirements, and leads and references to prospective customers. Employee further agrees that the loss of such customers will cause HTLF great and irreparable harm. Employee agrees that for twelve (12) months after the termination of Employee’s employment for any reason, Employee will not directly or indirectly solicit, contact, call upon, communicate with or attempt to communicate with any customer, former customer, or prospective customer of HTLF for the purpose of providing or obtaining any product or service reasonably deemed competitive with any product or service then offered by HTLF. This restriction shall apply only to (1) any customer, former customer, or prospective customer of HTLF with whom Employee had contact with during the last twelve (12) months of Employee’s employment with HTLF or (2) any customer, former customer, or prospective customer of HTLF about which Employee had access to HTLF’s confidential information or trade secrets concerning such customer, former customer or prospective customer during the last twelve (12) months of employment with HTLF. For the purposes of Paragraph 4, “contact” means any interaction whatsoever between Employee and the customer, former customer, or prospective customer which takes place to further a business relationship. 5. Non-Solicitation of Employees. Employee agrees that while employed by HTLF and for twelve (12) months after the termination of Employee’s employment with HTLF for any reason, Employee will not directly or indirectly solicit, recruit, hire or attempt to solicit, recruit, or hire any other employee of HTLF with whom Employee had contact with during his/her employment with HTLF. For the purposes of Paragraph 5, “contact” means any interaction whatsoever between Employee and the other employee. 6. Tolling. In the event Employee violates any provision and/or provisions in this RCA, the obligations contained in the provision and/or provisions that the Employee violated will run from the date on which Employee ceased to be in violation of any such provision and/or provisions. 7. Reformation and/or Severability. Each provision, paragraph and subparagraph of this RCA is severable from every other provision and constitutes a separate and distinct covenant. If any provision of this RCA is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties hereto shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties hereto that this RCA shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent, or if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. The illegality, unenforceability or invalidity of any provision of this RCA shall not affect the legality, enforceability or validity of any other provision of this RCA. 8. Successors and Assigns. This RCA shall be binding upon and inure to the benefit of HTLF and its successors and assigns. HTLF shall have the right to assign, and Employee hereby consents to the assignment of, this RCA to a successor to all or substantially all of the business or assets of HTLF or any subsidiary or affiliated corporation of HTLF by which Employee may be subsequently employed, without Employee’s further approval or consent. 9. Injunctive Relief. Employee understands, acknowledges and agrees that in the event Employee breaches and/or threatens to breach of any of the covenants and provisions contained in this RCA, HTLF shall suffer irreparable injury for which there is no adequate remedy at law. HTLF will therefore be entitled to injunctive relief from the courts without bond, enjoining Employee from engaging in activities in breach of this RCA. 10. Entire Agreement and Modification. Employee agrees that this RCA supplements, rather than supersedes, any agreements between the parties that restricts Employee’s activities during or after Employee’s employment, including non-disclosure agreements, non-solicitation agreements and other restrictive covenants. This RCA may not be modified, terminated, waived, altered or amended except in a writing, signed by Employee and a duly authorized officer of HTLF. 11. Governing Law; Choice of Law. Section 5 of the Agreement are incorporated herein by reference and shall apply as if expressly set forth herein mutatis mutandis. By signing this RCA Employee acknowledges that Employee received this RCA at least 14 days before the effective date of the restriction or prior to signing. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS READ AND UNDERSTANDS THIS RCA AND THAT, PRIOR TO SIGNING THIS RCA, EMPLOYEE WAS GIVEN SUFFICIENT TIME AND THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOOSING ABOUT THIS RCA INCLUDING, BUT NOT LIMITED TO, THE POST-EMPLOYMENT RESTRICTIONS SET FORTH IN THIS RCA, AND THAT EMPLOYEE ENTERS INTO THIS AGREEMENT FREELY AND VOLUNTARILY.

[Signature Page to RCA] IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily execute this RCA as of the date set forth below: EMPLOYEE By: /s/ Bruce Lee______________________________ Dated: 12/24/2024______________ Bruce Lee HTLF By: /s/ Jay L. Kim_______________________________ Dated: 12/25/2024____________ Jay L. Kim Executive Vice President, General Counsel and Chief Administrative Officer